UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 8, 2013

SPECTRUM PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35006	93-0979187
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11500 S. Eastern Ave., Ste. 240, Henderson, NV		89052
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (702) 835-6300

Not Applicable

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On March 8, 2013, Spectrum Pharmaceuticals, Inc. (“Spectrum”) entered into a License Agreement (the “License Agreement”) with CyDex Pharmaceuticals, Inc., a wholly-owned subsidiary of Ligand Pharmaceuticals Incorporated (together with CyDex, collectively “Ligand”), and acquired exclusive global development and commercialization rights to Ligand’s Captisol-enabled®, propylene glycol-free (PG-free) melphalan. Pursuant to the terms of the License Agreement, Spectrum assumed the responsibility for all clinical and regulatory development of the program going forward, including the ongoing pivotal clinical trial. In consideration for the rights granted under the License Agreement, Spectrum paid Ligand an upfront license fee of $3 million. Additionally, Ligand is eligible to receive an aggregate of more than $50 million based upon the achievement of certain regulatory and sales milestones and significant double-digit royalties based on the net sales of licensed products in all territories worldwide. The License Agreement will remain in effect, on a country-by-country basis, until the expiration of Spectrum’s obligation to pay royalties on net sales of the subject products in such country. Spectrum may terminate the Agreement at its election upon ninety days’ notice to Ligand. Additionally, either party may terminate the Agreement for an uncured material breach by the other party.

In connection with the transaction, the parties also entered into a supply agreement (the “Supply Agreement”) pursuant to which, subject to certain exceptions, Spectrum agreed to purchase its requirements of Captisol from Ligand. The term of the Supply Agreement is concurrent with the term of the License Agreement and may be terminated by either party for an uncured material breach by the other party.

The foregoing description of the License Agreement and the Supply Agreement does not purport to be complete and is qualified in its entirety by such Agreements, each of which will be filed as an Exhibit to Spectrum’s next Form 10-Q. Spectrum intends to submit a FOIA confidential treatment request to the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended, requesting that it be permitted to redact certain portions of the License Agreement and/or the Supply Agreement. The omitted material will be included in the request for confidential treatment.

A copy of the press release announcing the transaction is attached hereto as Exhibit 99.1 and is hereby incorporated by this reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release dated March 14, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 14, 2013

SPECTRUM PHARMACEUTICALS, INC.

By:	/s/ Brett L. Scott
Brett L. Scott
Senior Vice President and Acting Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated March 14, 2013.

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